Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 27, 2012 with respect to the 2011 consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2012 of GigOptix, Inc., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

San Francisco, California
March 25, 2013